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                                                                   EXHIBIT 10.18

                       STANLEY FISHER CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT (this "AGREEMENT") is dated as of March 27, 1998 by and between GLOBAL VACATION GROUP, INC. (formerly Allied Bus Corp.), a New York corporation (the "COMPANY") and STANLEY FISHER (the "CONSULTANT").


                                    RECITALS

            A. THAYER EQUITY INVESTORS III, L.P. ("THAYER"), the Company, the Consultant (in his capacity as a shareholder of the Company) and MICHAEL FISHER, GREGORY FISHER AND FRANCINE FISHMAN (the other current shareholders of the Company) ("SHAREHOLDERS"), are parties to that certain Recapitalization Agreement dated March 18, 1998 herewith (the "RECAPITALIZATION AGREEMENT"), pursuant to which Thayer and certain other investors have agreed to purchase a portion of the outstanding stock of the Company from the Consultant and the other Shareholders; and

            B. Pursuant to the Recapitalization Agreement, the Company and the Consultant agreed to enter into a consulting arrangement upon the closing of the transactions contemplated by the Recapitalization Agreement, whereby the Company would engage the Consultant as a consultant to the Company; and

            C. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Recapitalization Agreement.


                                    AGREEMENT

            In consideration for the payments to be made to the Consultant pursuant to this Agreement and for the mutual covenants and agreements contained herein, the parties have agreed that the Consultant shall resign from his employment with the Company effective as of the closing date of the Recapitalization Agreement and shall thereafter be engaged as a consultant to the Company pursuant to the terms and provisions hereof.

            1. CONSULTING. The Company hereby engages the Consultant to serve as an advisor and consultant to the Company and the Consultant hereby accepts such engagement, on the terms and conditions of this Agreement.

            2. TERM OF ENGAGEMENT. The term of Consultant's engagement hereunder shall commence effective as of the Closing Date under the Recapitalization Agreement in accordance with the provisions of Section 13 hereof, and shall continue thereafter until the earlier of (i) December 31, 1999 or (ii) the death or disability of Consultant. This Agreement shall automatically extend for additional one month periods, on the same terms and conditions as are
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set forth herein, unless at least one month prior written notice is sent from either Consultant or the Company to the other declining to extend this Agreement as aforesaid. In addition to any other remedies the Company may have, the Company may terminate this Agreement in the event of the breach of any of the provisions of this Agreement by Consultant.

            3. DUTIES. The Consultant shall during the term of this Agreement, be available to the Company for up to fifty (50) days per annum primarily at the Company's offices in New York, New York or by telephone to provide services to and be a member of the advisory board which the Company intends to establish to guide it in its consolidation of the wholesale travel sales industry, and to provide such other information and consultation to the Company as the Company may request from time to time. Such services shall be aimed at assisting the Company with the development and marketing of the Company's business. The Consultant shall discharge such consulting functions to the best of his ability. Consultant shall provide information as set forth above to the Chairman and President (or Chief Executive Officer) of the Company or such other person as the Company may designate. Information provided to the Company pursuant to the terms of this Agreement will not be used by Consultant, or any company or entity which he owns or controls, directly or indirectly, or provided to any company or other person or organization without, in each case, the prior written consent of the Company. The restriction in the foregoing sentence shall not apply to information which is or subsequently becomes part of the public domain (unless such information became public as a result of Consultant's breach of the foregoing sentence).

            4. COMPENSATION. For providing consulting services hereunder and the Consultant's undertakings pursuant to Section 6 hereof, the Company shall pay the Consultant $100,000 per year. Such annual compensation shall be paid to the Consultant in accordance with the Company's normal payroll schedule.

            5. EXPENSES. The Company will reimburse the Consultant for all reasonable expenses incurred by Consultant in rendering services hereunder upon submission to the Company of an accounting and substantiation for such expenses; provided, however, that any expenses or series of related expenses in excess of $5,000 shall be approved in advance by the Company.

            6. COVENANT NOT TO COMPETE.

                  (a) For and in consideration of the payments made to the Consultant under this Agreement, Consultant, by signing this Agreement, covenants and agrees, for a period of four (4) years from and after the date of this Agreement or one (1) year beyond the term of his engagement as a consultant by the Company, whichever is shorter, Consultant agrees that he will not, directly or indirectly without the prior written consent of the Company, for or on behalf of any entity:

                        (i) become interested or engaged, directly or
            indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor


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            with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the wholesale travel sales business in competition with the Company or its Affiliates, within the United States;

                        (ii) enter into any agreement with, service, assist or
            solicit the business of any customers of the Company or its Affiliates for the purpose of providing wholesale travel services to such customers in competition with the Company or its Affiliates in the United States or to cause them to reduce or end their business with the Company or such Affiliates; or

                        (iii) hire, retain, or solicit the employment or
            services of employees, consultants or representatives of the Company or its Affiliates for the purpose of causing them to leave the employment of the Company or its Affiliates;

provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly-traded corporation shall be deemed to be in a violation of this Section 6.(a) solely by reason thereof.

                  (b) Consultant represents to the Company that the enforcement of the restrictions contained in this Agreement would and will not be unduly burdensome to Consultant. The parties to this Agreement hereby agree that the covenants contained in this Agreement are reasonable and necessary restrictions for the purpose of protecting the goodwill and other business interests of the Company, which includes the Company's expectation of expanding its business without competition from Consultant for such period. In the event that a court should determine that any of such restrictions are unenforceable, the parties agree that this Agreement shall nevertheless be enforceable for the maximum term and maximum geographical area allowed by law.

                  (c) Consultant acknowledges and agrees that the covenant not to compete contained in this Section 6 is in addition to, is separate from and is based on independent consideration as compared to, that certain non-competition covenant to which Consultant is bound as a shareholder under
Section 6.4 of the Recapitalization Agreement.

            7. CONSULTANT'S REPRESENTATIONS. Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance by Consultant of this Agreement and all other agreements contemplated hereby to which Consultant is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, (ii) Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that remains in full force and effect, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms.


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            8. NON-ASSIGNABILITY. The Consultant shall have no right to assign or transfer any rights hereunder.

            9. BINDING NATURE; AMENDMENT AND WAIVER; ENTIRE AGREEMENT; COUNTERPARTS AND FACSIMILE CLOSING. This Agreement shall be binding upon the Company, its successors and assigns, and upon the Consultant and his respective heirs, legatees, executors and administrators. This Agreement may not be modified or amended except by an instrument in writing signed by both the parties. This Agreement is the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior discussions, arrangements or agreements between the parties relating thereto. This Agreement may be executed in counterparts and executed signature pages sent by facsimile shall be binding as evidence of acceptance of the terms hereof by the signatory party.

            10. INDEPENDENT CONTRACTOR. The relationship of Consultant to the Company is that of an independent contractor. Consultant shall not be considered an employee or agent of the Company or any of its Affiliates, and shall have absolutely no authority to bind, commit or otherwise obligate the Company or any of its Affiliates in any way whatsoever. Consultant is not eligible to participate in any employee benefit or other plan of the Company or any of its Affiliates.

            11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

            12. CONDITIONAL AGREEMENT. This Agreement and all rights, duties and obligations of Consultant and the Company contained herein are expressly conditioned upon the closing of the Recapitalization Agreement. In the event the Recapitalization Agreement closes, the closing date thereof shall be the effective date of this Agreement.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the date and year first above written.

                                    GLOBAL VACATION GROUP, INC.



                                    By: /s/ J. Raymond Lewis
                                       --------------------------------
                                        J. Raymond Lewis
                                        President and Chief Operating Officer



                                    /s/ Stanley Fisher
                                    -----------------------------------
                                    Stanley Fisher


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